As filed with the Securities and Exchange Commission on November 13, 2015

Registration No. 333-112572

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

QLOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	33-0537669
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656
(Address, Including Zip Code, of Principal Executive Offices)

___________________

QLogic Corporation Stock Awards Plan

QLogic Corporation Non-Employee Director Stock Option Plan

(Full Titles of the Plans)

___________________

Michael L. Hawkins

Vice President, General Counsel and Secretary

QLogic Corporation

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656

(949) 389-6000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Mark D. Peterson, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA  92660

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-8 (Registration No. 333-112572) filed with the Securities and Exchange Commission on February 6, 2004 (the “Registration Statement”), QLogic Corporation (the “Company”) registered 4,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) for issuance upon the exercise of awards granted under the QLogic Corporation Stock Awards Plan (the “Stock Awards Plan”), and 200,000 shares of Common Stock for issuance upon the exercise of awards granted under the QLogic Corporation Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”). All awards granted under the Stock Awards Plan and the Non-Employee Director Plan have been exercised or paid or have expired. Pursuant to this Post-Effective Amendment to the Registration Statement, the Company hereby removes from registration any and all remaining unissued shares of Common Stock registered for issuance under the Stock Awards Plan and the Non-Employee Director Plan pursuant to the Registration Statement. Share numbers in this this Post-Effective Amendment to the Registration Statement have been adjusted to reflect the Company’s March 3, 2006 two-for-one stock split.

__________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 12, 2015.

QLOGIC CORPORATION

By:	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer

Signature	Title	Date
/s/ Jean Hu Jean Hu	Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	November 12, 2015
/s/ Christine King Christine King	Executive Chairman and Chairman of the Board	November 12, 2015
/s/ John T. Dickson John T. Dickson	Director	November 12, 2015
/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	November 12, 2015
/s/ D. Scott Mercer D. Scott Mercer	Director	November 12, 2015
/s/ Jay A. Rossiter Jay A. Rossiter	Director	November 12, 2015
/s/ George D. Wells George D. Wells	Director	November 12, 2015
/s/ William M. Zeitler William M. Zeitler	Director	November 12, 2015